Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES SECOND QUARTER 2024 RESULTS

PROVIDENCE, R.I., - July 31, 2024 - Bally’s Corporation (NYSE: BALY) (“Bally’s” or the “Company”) today reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 and Recent Highlights

•Company-wide revenue of $621.7 million, an increase of 2.5% year-over-year
◦Casinos & Resorts revenue of $343.1 million, up 3.0% year-over-year
◦UK online revenues grew 9% while overall International Interactive revenue declined (7.4)% year-over-year to $229.4 million
◦North America Interactive revenue of $49.2 million, up 94.7% year-over-year
•Announced $2.07 billion in aggregate transactions with GLPI, including $940 million of construction funding for Chicago project
•Unveiled new site plan for permanent Bally’s Chicago Casino with single-phase 500-room hotel tower build; demolition and site prep on 30-acre development site now underway
•Entered into definitive agreement to merge with The Queen Casino & Entertainment Inc., an affiliate of Standard General L.P., where Bally’s stockholders will receive $18.25 per share in cash or can elect to retain their investment

Summary of Financial Results

	Quarter Ended June 30,
(in thousands)	2024	2023
Consolidated Revenue	$621,657	$606,206
Casinos & Resorts Revenue	343,051	333,162
International Interactive Revenue	229,396	247,774
North America Interactive Revenue	49,210	25,270
Net loss	(60,196)	(25,651)
Adjusted EBITDAR(1)	161,799
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(1)    Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer, commented, “Bally’s delivered solid 2024 second quarter operating results during what remains an active period for our Company. Consolidated revenue grew 2.5% to $621.7 million, driven by 3.0% growth in Casinos & Resorts (“C&R”) revenue, 94.7% growth in North America Interactive revenue, and 9% UK revenue growth, a record performance. This was offset by declines in Asia and other markets, resulting in a 7.4% overall decline in International Interactive revenue. Subsequent to the second quarter end, we entered into a binding term sheet for a $940 million strategic construction and financing arrangement with Gaming & Leisure Properties (“GLPI”) which includes funding to complete the construction of our flagship permanent casino in the heart of downtown Chicago. The arrangement also includes sale-leaseback transactions for our Kansas City and Shreveport properties for $395 million and reiterates our intentions for a sale-leaseback of our Lincoln property for $735 million.

“Last week, we entered into a definitive merger agreement with The Queen Casino & Entertainment Inc. (“QC&E”), a regional casino operator with four casinos across three states, which is majority-owned by funds managed by Standard General L.P., also Bally’s largest shareholder. As part of the merger transaction, Bally’s stockholders will receive cash consideration of $18.25 per Bally’s share with and option to elect to maintain their equity investment in Bally’s. The addition of four properties to our existing domestic property portfolio not only expands our platform and databases but will further diversify the markets in which we operate. The combination of QC&E’s development pipeline also to our own growth pipeline provides the Company with a clear path toward additional revenue, cash flow growth and value accretion. We expect to provide more details around this transformative transaction in a forthcoming proxy statement.

“Casinos & Resorts revenue of $343.1 million benefited from the ongoing ramp of operations at our Chicago Temporary Casino and stability across most of our portfolio, offset by the closure of Tropicana and in part by property-specific headwinds in certain markets. The Chicago Temporary Casino, having now welcomed more than one million total visitors, continues to gain traction with players and our local database is growing. In Rhode Island, local bridge construction on Interstate 195 has led to lane closures which disrupt traffic during peak periods, impacting visitation to our Lincoln property. In addition, we experienced an increase in promotional activity from certain Massachusetts properties which we are managing through. Finally, though we continue to invest in our Atlantic City property, turnover in our relationship marketing team impacted second quarter results for this market. Reflecting the impact on operations in these markets, second quarter segment adjusted EBITDAR declined 10% year-over-year.

“In the UK, we continued to see healthy revenue growth of 9% (8% in constant currency) while overall International Interactive revenues declined by 7.4% year-over-year to $229.4 million due to lower revenues from our non-UK operations. Despite the overall revenue decline in International Interactive, adjusted EBITDAR margins improved 130 basis points year-over-year, leading to overall International Interactive adjusted EBITDAR of $81.3 million, down 3.9% year-over-year. The strength of our UK market reflects continuing iGaming share gains and the initial results from accelerating the soft launch of our online sports betting offering. Outside the UK, our business in Asia was challenged in the quarter as we continue to work through several logistical and operational hurdles which directly impacted players. We believe the Asian Interactive market remains an attractive opportunity and we will continue to work to manage and grow our position in this important region.

“Our North America Interactive operations generated second quarter revenues of $49.2 million, up 94.7% year-over-year, and an Adjusted EBITDAR loss of $6.8 million. We outperformed our internal expectations for this segment in the second quarter as we benefited from strong performance from our iGaming operations in Rhode Island. Further, we continue to generate excellent results in our New Jersey and Pennsylvania iGaming markets as well as from our Bally Bet OSB operations, driven in part by the ongoing integration of the Kambi and White Hat technology platforms which have garnered positive player feedback and enhanced our ability to deliver a leading product offering.”

George Papanier, Bally’s President, added, “While certain market specific events impacted performance, the rest of the portfolio grew 19% year-over-year, and excluding Chicago, grew 3%, demonstrating the resilience of the portfolio. Unique growth initiatives such as our Chicago development add to the overall attractiveness of Bally’s. Progress at our Chicago project continues, with our recent announcement of the funding agreement with GLPI and the redesign of the all-new permanent Bally’s Chicago Casino setting the stage for the creation of a flagship casino resort destination in the heart of downtown Chicago. We have now taken control of the former Chicago Tribune site and are in the process of beginning the demolition and site prep work we need to complete before construction can begin. At the same time, we are working through an approval process with the City given the recent change to the site plan which now includes the construction of a 500-room hotel tower as part of a single-phase project. We also continue to ramp up operations at the Chicago Temporary Casino with improving utilization and a growing database of players along with ongoing efforts to round out the amenities available to our players. Given the favorable adult population and demographic comparison to other large metropolitan casino resort markets, we are in a great position in Chicago to achieve attractive long-term returns on this project and look forward to working closely with the community to bring our vision to life. Outside of Chicago, we continue to manage our business for long-term growth and remain optimistic regarding our C&R portfolio and its future prospects.”

Marcus Glover, Bally’s Chief Financial Officer, concluded, “The diversity of our asset portfolio was again on display in the second quarter of 2024 as we generated healthy financial performance even in the face of some property-specific headwinds. We remain focused on optimizing our cost structure and enhancing operating efficiency as we continue to build our businesses and operate them cohesively. These efforts have delivered initial successes, and they remain a priority as we move through the balance of the year.”

2024 Guidance

The Company’s annual guidance for revenues is a range of $2.5 billion to $2.7 billion and adjusted EBITDAR is a range of $655 million to $695 million. Bally’s currently expects to be at the lower end of the range for the year. The Company continues to take mitigation measures and has implemented tighter capital allocation strategies to maintain or improve its free cash flow position.

2024 targets for capital expenditures and software development costs for the core portfolio are now reduced by approximately $50 million to an expected $115 million for the year. This does not include developmental CapEx for projects such as the Tropicana or the permanent casino development in Chicago. The Tropicana demolition and site preparation for delivering the site to the A's will be funded by GLPI pursuant to the Company’s prior agreement and will be added to its rent base for the land lease. For Chicago, GLPI will be funding some of the construction costs directly, including long lead-time materials and infrastructure, while Bally’s will be responsible for demolition, site prep, and soft costs such as architectural and engineering expenses.

Bally’s guidance is based on current plans and expectations and contains several assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward Looking Statements” set forth below.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for consolidated Adjusted EBITDA and segment Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

Second Quarter Conference Call

Bally’s second quarter 2024 earnings conference call and audio webcast will be held today, Wednesday, July 31, 2024, at 4:30 p.m. EDT. To access the conference call, please dial (800) 274-8461 (U.S. toll-free) and reference conference ID BALYQ224. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation

Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,600 employees, the Company's casino operations include approximately 15,300 slot machines, 580 table games and 3,800 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and/or manage 16 casinos across 11 states. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbol “BALY”.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	James Leahy, Joseph Jaffoni, Richard Land
Chief Financial Officer	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Gaming	$524,751	$493,296	$1,040,808	$980,191
Non-gaming	96,906	112,910	199,331	224,735
Total revenue	621,657	606,206	1,240,139	1,204,926

Operating (income) costs and expenses:
Gaming	236,170	218,939	472,314	436,600
Non-gaming	48,713	52,276	96,824	104,620
General and administrative	252,419	249,957	500,855	501,565
Gain from sale-leaseback, net	—	(135)	—	(374,321)
Depreciation and amortization	78,782	79,187	238,528	153,748
Total operating costs and expenses	616,084	600,224	1,308,521	822,212
Income (loss) from operations	5,573	5,982	(68,382)	382,714

Other (expense) income:
Interest expense, net	(74,200)	(67,093)	(147,331)	(130,357)
Other non-operating income, net	6,930	6,811	11,484	9,421
Total other expense, net	(67,270)	(60,282)	(135,847)	(120,936)

(Loss) income before income taxes	(61,697)	(54,300)	(204,229)	261,778
(Benefit) provision for income taxes	(1,501)	(28,649)	29,881	109,093
Net (loss) income	$(60,196)	$(25,651)	$(234,110)	$152,685

Basic (loss) earnings per share	$(1.24)	$(0.48)	$(4.85)	$2.82
Weighted average common shares outstanding - basic	48,498	53,942	48,308	54,173
Diluted (loss) earnings per share	$(1.24)	$(0.48)	$(4.85)	$2.80
Weighted average common shares outstanding - diluted	48,498	53,942	48,308	54,582

BALLY’S CORPORATION

Revenue and Reconciliation of Net (Loss) Income and Net (Loss) Income Margin to
Adjusted EBITDAR and Adjusted EBITDA Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2024	2023	2024	2023
Revenue	$621,657	$606,206	$1,240,139	$1,204,926

Net (loss) income	$(60,196)	$(25,651)	$(234,110)	$152,685
Interest expense, net of interest income	74,200	67,093	147,331	130,357
Provision (benefit) for income taxes	(1,501)	(28,649)	29,881	109,093
Depreciation and amortization	78,782	79,187	238,528	153,748
Non-operating income (1)	(3,127)	(5,395)	(2,130)	(9,252)
Foreign exchange (gain) loss	(983)	1,639	(3,799)	5,947
Transaction costs(2)	11,119	16,434	17,913	38,452
Restructuring charges(3)	376	3,440	18,989	20,262
Tropicana Las Vegas demolition costs(4)	12,261	—	12,261	—
Decommissioning costs(5)	—	2,343	—	2,343
Share-based compensation	4,472	6,290	7,530	12,330
Gain on sale-leaseback, net	—	(135)	—	(374,321)
Planned business divestiture(6)	—	190	—	2,054
Impairment charges(7)	12,757	9,653	12,757	9,653
Other(8)	1,902	3,599	1,379	3,042
Adjusted EBITDA	$130,062	$130,038	$246,530	$256,393
Rent expense associated with triple net operating leases(9)	$31,737		$63,384
Adjusted EBITDAR	$161,799		$309,914

Net (loss) income margin	(9.7)%	(4.2)%	(18.9)%	12.7%
Adjusted EBITDA margin	20.9%	21.5%	19.9%	21.3%
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(1)    Non-operating (income) expense includes: (i) change in value of commercial rights liabilities, (ii) gain on extinguishment of debt, (iii) non-operating items of equity method investments including our share of net income or loss on an investment and depreciation expense related to our Rhode Island joint venture, and (iv) other (income) expense, net.
(2)    Includes acquisition, integration and other transaction related costs, including costs incurred to address the Standard General takeover bid and financing costs incurred in connection with the prior year sale lease-back transaction.
(3)    Restructuring charges representing the severance and employee related benefits related to the announced Interactive business restructuring initiatives and the closure of the Company’s Tropicana Las Vegas property on April 2, 2024.
(4)    Demolition costs associated with the Tropicana Las Vegas property which is part of the plan to redevelop the site with a state-of-the-art integrated resort and ballpark. As part of the binding term sheet, GLPI has agreed to reimburse the Company for such expenses and will increase rent to reflect the additional funding.
(5)    Costs related to the decommissioning of the Company's sports betting platform in favor of outsourcing the platform solution to third parties.
(6)    Losses related to a North America Interactive business that Bally’s was marketed as held-for-sale in 2023.
(7)    Includes impairment charges on long-lived assets in the second quarter of 2024 and impairment charges related to assets held-for-sale in 2023.
(8)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) insurance and business interruption recoveries, and (iii) other individually de minimis expenses.
(9)    Consists of the operating lease components contained within our triple net master lease with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION

Revenue and Segment Adjusted EBITDAR (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2024	2023	2024	2023
Revenue
Casinos & Resorts	$343,051	$333,162	$685,380	$661,948
International Interactive	229,396	247,774	464,079	493,346
North America Interactive	49,210	25,270	90,680	49,632
Total	$621,657	$606,206	$1,240,139	$1,204,926

Adjusted EBITDAR(1)
Casinos & Resorts	$99,801	$111,005	$189,219	$216,128
International Interactive	81,292	84,574	164,824	164,875
North America Interactive	(6,757)	(17,685)	(16,915)	(28,248)
Other	(12,537)	(16,536)	(27,214)	(33,804)
Total	$161,799		$309,914
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(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$154,733	$163,194
Restricted cash	169,616	152,068

Term Loan Facility(1)	$1,896,375	$1,906,100
Revolving Credit Facility	350,000	335,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	735,000
Less: Unamortized original issue discount	(21,785)	(23,756)
Less: Unamortized deferred financing fees	(36,459)	(39,709)
Long-term debt, including current portion	$3,673,131	$3,662,635
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,653,681	$3,643,185

Cash Flow Data

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2024	2023	2022	2024	2023	2022
Capital expenditures	$35,709	$75,868	$61,565	$63,762	$119,546	$116,081
Cash paid for capitalized software	10,626	7,199	16,499	24,209	14,342	31,455
Acquisition of gaming licenses	—	8,250	50,700	1,211	10,150	51,560
Cash payments associated with triple net operating leases(2)	29,950	29,516	13,000	59,901	58,610	23,000
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(1)    In 2023, the Company entered certain currency swaps to synthetically convert $500 million of its Term Loan Facility to €461.6 million fixed-rate Euro-denominated instrument due October 2028 paying a weighted-average fixed-rate coupon of approximately 6.69% per annum. The Company also entered certain currency swaps to synthetically convert $200 million notional amount of its floating rate Term Loan Facility to an equivalent £159.2 million GBP-denominated floating rate instrument with tenor of the swap instrument due October 2026. As part of the Company’s risk management program, managing our overall interest rate exposure, the Company entered into $500 million notional in interest rate collar arrangements maturing in 2028 where our SOFR floating rate interest is capped at 4.25%, with a weighted average SOFR floor rate of 3.22%, pursuant to the interest rate collar arrangements.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.